invitation homes™

Atlanta

Carolinas

Phoenix

EARNINGS RELEASE
AND
SUPPLEMENTAL INFORMATION

Seattle

Denver

Orlando

FOURTH QUARTER 2020

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 1

Earnings Press Release

Invitation Homes Reports Fourth Quarter 2020 and Full Year 2020 Results
Dallas, TX, February 16, 2021 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), the nation's premier single-family home leasing company, today announced its Q4 2020 and FY 2020 financial and operating results.

Fourth Quarter 2020 and Full Year 2020 Highlights
•Year over year, in Q4 2020, total revenues increased 4.5% to $464 million, property operating and maintenance costs increased 0.6% to $169 million, net income available to common stockholders increased 36.0% to $71 million, and net income per diluted common share increased 30.2% to $0.12. In FY 2020, total revenues increased 3.3% to $1,823 million, property operating and maintenance costs increased 1.6% to $681 million, net income available to common stockholders increased 34.9% to $196 million, and net income per diluted common share increased 29.4% to $0.35.
•Year over year, in Q4 2020, Core FFO per share decreased 0.1% to $0.32, and AFFO per share decreased 1.3% to $0.27. In FY 2020, Core FFO per share increased 2.7% to $1.28, and AFFO per share increased 4.6% to $1.08. Excluded from Core FFO and AFFO was a $30 million unrealized gain in Q4 2020 on an investment in Opendoor.
•In Q4 2020, Same Store NOI grew 4.3% year over year on 2.0% Same Store Core revenue growth and a 2.4% decrease in Same Store Core operating expenses. In FY 2020, Same Store NOI grew 3.7% year over year on 2.8% Same Store Core revenue growth and 1.0% Same Store Core operating expense growth.
•In Q4 2020, Same Store average occupancy was 98.1%, up 210 basis points year over year. In FY 2020, Same Store average occupancy was 97.5%, up 130 basis points year over year.
•In Q4 2020, Same Store new lease rent growth of 6.9% and Same Store renewal rent growth of 3.8% drove Same Store blended rent growth of 4.9%. In FY 2020, Same Store new lease rent growth of 4.2% and Same Store renewal rent growth of 3.7% drove Same Store blended rent growth of 3.8%.
•In Q4 2020, revenue collections were approximately 97% of the Company's historical average collection rate.
•In Q4 2020, the Company began acquiring homes through its previously announced JV with Rockpoint Group. Invitation Homes owns a 20% interest in the JV, which is expected to invest over $1 billion in single-family rental homes, diversifying Invitation Homes' capital sources available to pursue external growth over a multi-year period.
•In Q4 2020, the Company capitalized on favorable buying fundamentals to increase its acquisition pace, purchasing 1,197 homes for $361 million, of which 1,057 were added to the wholly-owned portfolio for $316 million and 140 were added to the JV for $45 million. Also in Q4 2020, the Company sold 277 wholly-owned homes for $82 million.
•Net debt / TTM adjusted EBITDAre decreased from 8.1x at December 31, 2019 to 7.3x at December 31, 2020.
•As previously announced, in Q4 2020, the Company closed a $3.5 billion sustainability-linked unsecured credit facility, consisting of a $1.0 billion revolver and $2.5 billion term loan, to replace its previous facility and refinance secured debt. As a result, the Company has no debt (excluding convertible notes) reaching final maturity until December 2024, and the Company's unsecured debt as a percentage of total debt increased from 22% to 35%.

President & Chief Executive Officer Dallas Tanner comments: "Reflecting on 2020, I could not be prouder of the role Invitation Homes played in helping to provide comfortable homes and genuine care to residents in a year when the importance of home has never been greater. While delivering this experience to our residents, we also achieved another year of financial performance near the top of the real estate sector. Executing nimbly to meet strong demand, we increased occupancy in every month of 2020, and closed the year with record-high Same Store occupancy of 98.3% in December and our highest blended rent growth of the year. With a strong and stable resident base, we also continue to collect rents near historical average levels.

"This momentum positions us well for growth in 2021. In addition to enjoying favorable industry fundamentals, we are also entering the new year more active in the acquisition market than we have been since prior to our 2017 IPO. We'll remain opportunistic in what we see as a highly accretive environment, and continue to buy with the same discipline and rigor we have exercised throughout our history that led to the high-quality portfolio we have today. As we focus on executing our plan for 2021, we will also continue to prioritize the safety of our stakeholders, and support our residents and associates as we have done consistently throughout these uncertain times. The ever-changing environment of 2020 could not impede us from executing on strategic initiatives to drive growth and enhance the resident experience, and we are excited as we look into 2021 and beyond at strong fundamentals and an opportunity to raise the bar even higher."
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 2

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q4 2020	Q4 2019	FY 2020	FY 2019
Net income (1)	$0.12	$0.10	$0.35	$0.27
FFO (1)	0.35	0.29	1.24	1.10
Core FFO (2)	0.32	0.32	1.28	1.25
AFFO (2)	0.27	0.28	1.08	1.03

(1)In accordance with GAAP and Nareit guidelines, net income per share and FFO per share are calculated as if the 3.0% Convertible Notes due July 1, 2019 (the "2019 Convertible Notes") were converted to common shares at the beginning of 2019, and as if the 3.5% Convertible Notes due January 15, 2022 (the "2022 Convertible Notes") were converted to common shares at the beginning of each relevant period in 2019 and 2020, unless such treatment is anti-dilutive to net income per share or FFO per share. See "Supplemental Schedule 1," footnote (1), for more detail on the treatment of convertible notes in each specific period presented in the table.
(2)Core FFO and AFFO per share reflect the 2019 Convertible Notes and 2022 Convertible Notes in the form in which they were outstanding during each period. See "Supplemental Schedule 1," footnote (2), for more detail on the treatment of convertible notes in each specific period presented in the table.

Net Income
Net income per share in the fourth quarter of 2020 was $0.12, compared to net income per share of $0.10 in the fourth quarter of 2019. Total revenues and total property operating and maintenance expenses in the fourth quarter of 2020 were $464 million and $169 million, respectively, compared to $444 million and $168 million, respectively, in the fourth quarter of 2019.

Net income per share in FY 2020 was $0.35, compared to net income per share of $0.27 in FY 2019. Total revenues and total property operating and maintenance expenses in FY 2020 were $1,823 million and $681 million, respectively, compared to $1,765 million and $670 million, respectively, in FY 2019.

Core FFO
Year over year, Core FFO per share in the fourth quarter of 2020 decreased 0.1% to $0.32.

Year over year, Core FFO per share in FY 2020 increased 2.7% to $1.28, primarily due to growth in Same Store NOI.

AFFO
Year over year, AFFO per share in the fourth quarter of 2020 decreased 1.3% to $0.27.

Year over year, AFFO per share in FY 2020 increased 4.6% to $1.08, primarily due to the increase in Core FFO per share described above and lower recurring capital expenditures.

Q4 2020 Earnings Release and Supplemental Information - page 3

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store portfolio:	71,433

	Q4 2020	Q4 2019	FY 2020	FY 2019
Core revenue growth (year-over-year)	2.0%		2.8%
Core operating expense growth (year-over-year)	(2.4)%		1.0%
NOI growth (year-over-year)	4.3%		3.7%

Average occupancy	98.1%	96.0%	97.5%	96.2%
Bad debt % of gross rental revenues (1)	2.5%	0.3%	1.7%	0.4%
Turnover rate	5.6%	6.4%	26.1%	29.7%

Rental rate growth (lease-over-lease):
Renewals	3.8%	4.6%	3.7%	5.0%
New leases	6.9%	1.3%	4.2%	3.7%
Blended	4.9%	3.3%	3.8%	4.6%

(1)Invitation Homes reserves residents' accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both total portfolio and Same Store portfolio presentations, are reflected net of bad debt.

Revenue Collections Update

	Q4 2020	Q3 2020	Q2 2020	Pre-COVID Average (2)
Revenues collected % of revenues due: (1)
Revenues collected in same month billed	91%	92%	92%	96%
Late collections of prior month billings	5%	5%	4%	3%
Total collections	96%	97%	96%	99%

(1)Includes both rental revenues and other property income. Rent is considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Security deposits retained to offset rents due are not included as revenue collected. See "Supplemental Schedule 3(b)," footnote (1), for detail on the Company's bad debt policy.
(2)Represents the period from October 2019 to March 2020.

Same Store NOI
For the Same Store portfolio of 71,433 homes, fourth quarter 2020 Same Store NOI increased 4.3% year over year on Same Store Core revenue growth of 2.0% and a 2.4% decrease in Same Store Core operating expenses.

FY 2020 Same Store NOI increased 3.7% year over year on Same Store Core revenue growth of 2.8% and Same Store Core operating expense growth of 1.0%.

Same Store Core Revenues
Fourth quarter 2020 Same Store Core revenue growth of 2.0% year over year was driven by a 3.3% increase in average monthly rent and a 210 basis point increase in average occupancy to 98.1%. As a result of the increases in average monthly rent and average occupancy, Same Store rental revenues increased 5.7% year over year on a gross basis before bad debt. With respect to
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 4

Same Store Core revenue growth, two factors related to COVID-19 partially offset the favorable increases in average rent and average occupancy: 1) an increase in bad debt from 0.3% of gross rental revenues in Q4 2019 to 2.5% of gross rental revenues in Q4 2020, which was a 221 basis point drag on Same Store Core revenue growth, all else equal; and 2) a 35.3% decrease in other property income, net of resident recoveries, which was a 125 basis point drag on Same Store Core revenue growth, all else equal, due primarily to non-enforcement and non-collection of almost all late fees in the quarter.

FY 2020 Same Store Core revenue growth of 2.8% year over year was driven by a 3.5% increase in average monthly rent and a 130 basis point increase in average occupancy to 97.5%. Bad debt increased from 0.4% of gross rental revenues in FY 2019 to 1.7% of gross rental revenues in FY 2020, which was a 133 basis point drag on Same Store Core revenue growth, all else equal. Other property income, net of resident recoveries, decreased 21.1% year over year, which was a 72 basis point drag on Same Store Core revenue growth, all else equal.

Same Store Core Operating Expenses
Fourth quarter 2020 Same Store Core operating expenses decreased 2.4% year over year, driven by a 7.9% decline in Same Store controllable expenses, net of resident recoveries.

FY 2020 Same Store Core operating expenses increased 1.0% year over year, primarily due to higher property taxes that were partially offset by a 2.8% decrease in controllable expenses, net of resident recoveries, as well as lower insurance and HOA expenses.

Investment Management Activity
In Q4 2020, Invitation Homes increased its pace of acquisitions to its highest level since the second quarter of 2014, leveraging the advantages of its in-house local teams in conjunction with proprietary "AcquisitionIQ" technology to source $361 million of acquisitions through multiple channels. Fourth quarter wholly-owned acquisitions totaled 1,057 homes for $316 million, including estimated renovation costs. In addition, 140 homes were purchased for $45 million through the Company's unconsolidated joint venture with Rockpoint Group (the "Rockpoint JV"), of which Invitation Homes owns 20%.

Included in the Company's wholly-owned acquisition activity in Q4 2020 was a previously announced bulk acquisition of 273 homes in Dallas and a bulk acquisition of 54 homes in Phoenix that overlap closely with Invitation Homes' existing footprints in those two markets. In total, the homes in these transactions were acquired for $75 million at a 5.5% NOI yield based on in-place rents, and the Company sees upside to NOI in the portfolios by bringing them onto its platform.

Dispositions in the fourth quarter of 2020 totaled 277 wholly-owned homes for gross proceeds of $82 million.

In FY 2020, in its wholly-owned portfolio, the Company closed on acquisitions of 2,252 homes for $691 million, including estimated renovation costs, and sold 1,580 homes for gross proceeds of $443 million, resulting in a total wholly-owned portfolio home count of 80,177 homes as of December 31, 2020. In the Rockpoint JV, 140 homes were purchased for $45 million in FY 2020, resulting in a Rockpoint JV home count of 140 homes as of December 31, 2020.

Opendoor Investment Update
In Q4 2020, Invitation Homes' private investment in Opendoor converted to approximately 2 million public shares of Opendoor common stock (NASDAQ: OPEN) as a result of Opendoor's merger with a special purpose acquisition company. Invitation Homes' original Series E private investment in Opendoor was made in March 2018 and consisted of $10 million of convertible notes. That investment, which has since converted to common shares of OPEN, was valued at $46 million as of December 31, 2020. In addition to being a successful investment for Invitation Homes, Opendoor has been and continues to be a valued partner for Invitation Homes in the growing iBuyer channel of the single-family home transaction market.

The investment in OPEN is now carried on Invitation Homes' balance sheet at its estimated fair market value and is included in Other Assets, net. The unrealized gain on investment that Invitation Homes recorded in Q4 2020 to mark the value of its OPEN investment to fair value is included in net income under GAAP and FFO as defined by Nareit, but is excluded from Core FFO and AFFO.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 5

Balance Sheet and Capital Markets Activity
As of December 31, 2020, the Company had $1,213 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness as of December 31, 2020 was $8,083 million, consisting of $5,238 million of secured debt and $2,845 million of unsecured debt. Net debt / TTM Adjusted EBITDAre at December 31, 2020 was 7.3x, down from 8.1x at December 31, 2019.

In Q4 2020, the Company issued 6,525,758 shares of common stock under its at-the-market equity agreement ("ATM Equity Program"), at an average price of $28.47 per share, for gross proceeds of $186 million. Proceeds were used primarily to acquire homes. $500 million of capacity remained under the ATM Equity Program as of December 31, 2020.

As previously announced, in Q4 2020, the Company closed a $3,500 million sustainability-linked senior unsecured credit facility (the “Credit Facility”), consisting of an undrawn $1,000 million revolving line of credit (the “Revolver”) and a fully funded $2,500 million term loan (the “Term Loan”). Initial maturities of the Revolver and Term Loan are in January 2025, with each carrying two 6-month extension options. The new $1,000 million Revolver replaced the Company’s previous $1,000 million revolver, which had no balance drawn at the time the Credit Facility closed. Proceeds from the new $2,500 million Term Loan were used to: 1) fully repay the Company’s previous $1,500 million unsecured term loan facility that was due to reach final maturity in February 2022; 2) fully repay the $731 million principal balance of the SWH 2017-1 securitization that was due to reach final maturity in January 2023; and 3) voluntarily prepay higher-cost classes of certificates of various securitizations due to reach final maturity between March 2025 and January 2026. For both the Revolver and Term loan, spreads at closing, based on the Company's total leverage ratio, were 5 bps lower than the spreads most recently in effect for the Company's previous credit facility. Based on improvement in total leverage ratio from September 30, 2020 to December 31, 2020, the Company expects the interest rates applicable to its Term Loan and used portion of its Revolver both to decrease by another 10 bps, effective February 2021, to LIBOR + 155 bps for the Term Loan and LIBOR + 160 bps for the Revolver.

As a result of these transactions, the Company has no debt reaching final maturity until December 2024, with the exception of $345 million of convertible notes maturing in January 2022. In addition, the Company’s unsecured debt as a percentage of total debt increased from 22% as of September 30, 2020 to 35% as of December 31, 2020, and the percentage of homes in the Company’s portfolio that are unencumbered increased from 51% as of September 30, 2020 to 57% as of December 31, 2020.

Dividend
As previously announced on January 29, 2021, the Company's Board of Directors declared a quarterly cash dividend of $0.17 per share of common stock, representing a 13.3% increase over the prior quarterly dividend of $0.15 per share. The dividend will be paid on or before February 26, 2021 to stockholders of record as of the close of business on February 10, 2021.

FY 2021 Guidance

FY 2021 Guidance

	FY 2021	FY 2020
	Guidance	Actual
Core FFO per share — diluted	$1.30 - $1.40	$1.28
AFFO per share — diluted	$1.09 - $1.19	$1.08

Same Store Core revenue growth	3.5% - 4.5%	2.8%
Same Store Core operating expense growth	4.5% - 5.5%	1.0%
Same Store NOI growth	3.0% - 4.0%	3.7%

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core revenue growth, Same Store Core operating expense growth, and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on February 17, 2021 to discuss results for the fourth quarter of 2020. The domestic dial-in number is 1-888-317-6003, and the international dial-in number is 1-412-317-6061. The passcode is 3180201. An audio webcast may be accessed at www.invh.com. A replay of the call will be available through March 17, 2021 and can be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using the replay passcode 10151712, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined in the Glossary in the Supplemental Information and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes
Invitation Homes is the nation's premier single-family home leasing company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, "Together with you, we make a house a home," reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Investor Relations Contact
Greg Van Winkle
Phone: 844.456.INVH (4684)
Email: IR@InvitationHomes.com

Media Relations Contact
Kristi DesJarlais
Phone: 972.421.3587
Email: Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model,
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 7 macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association (“HOA”) and insurance costs, the Company's dependence on third parties for key services, risks related to the evaluation of properties, poor resident selection and defaults and non-renewals by the Company's residents, performance of the Company's information technology systems, risks related to the Company's indebtedness, and risks related to the potential negative impact of the ongoing COVID-19 pandemic on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Moreover, many of these factors have been heightened as a result of the ongoing and numerous adverse impacts of COVID-19. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company's periodic filings with the SEC, which are accessible on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 8

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	December 31, 2020	December 31, 2019
	(unaudited)
Assets:
Investments in single-family residential properties, net	$16,288,693	$16,243,192
Cash and cash equivalents	213,422	92,258
Restricted cash	198,346	193,987
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	69,267	54,778
Other assets, net	478,287	550,488
Total assets	$17,506,222	$17,392,910

Liabilities:
Mortgage loans, net	$4,820,098	$6,238,461
Secured term loan, net	401,095	400,978
Term loan facility, net	2,470,907	1,493,747
Revolving facility	—	—
Convertible senior notes, net	339,404	334,299
Accounts payable and accrued expenses	149,299	186,110
Resident security deposits	157,936	147,787
Other liabilities	611,410	325,450
Total liabilities	8,950,149	9,126,832

Equity:
Stockholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of December 31, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 567,117,666 and 541,642,725 outstanding as of December 31, 2020 and December 31, 2019, respectively	5,671	5,416
Additional paid-in capital	9,707,258	9,010,194
Accumulated deficit	(661,162)	(524,588)
Accumulated other comprehensive loss	(546,942)	(276,600)
Total stockholders' equity	8,504,825	8,214,422
Non-controlling interests	51,248	51,656
Total equity	8,556,073	8,266,078
Total liabilities and equity	$17,506,222	$17,392,910

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 9

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts)

	Q4 2020	Q4 2019	FY 2020	FY 2019
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental revenues	$429,866	$410,578	$1,687,724	$1,633,799
Other property income	34,234	33,699	135,104	130,886
Rental revenues and other property income	464,100	444,277	1,822,828	1,764,685

Expenses:
Property operating and maintenance	168,628	167,576	680,543	669,987
Property management expense	14,888	14,561	58,613	61,614
General and administrative	16,679	15,375	63,305	74,274
Interest expense	95,382	88,417	353,923	367,173
Depreciation and amortization	142,090	133,764	552,530	533,719
Impairment and other	(3,974)	6,940	696	18,743
Total expenses	433,693	426,633	1,709,610	1,725,510

Unrealized gains on investments in equity securities	29,689	—	29,723	6,480
Other, net	(2,087)	3,130	(86)	5,120
Gain on sale of property, net of tax	13,121	31,780	54,594	96,336

Net income	71,130	52,554	197,449	147,111
Net income attributable to non-controlling interests	(431)	(562)	(1,237)	(1,648)

Net income attributable to common stockholders	70,699	51,992	196,212	145,463
Net income available to participating securities	(113)	(89)	(448)	(395)

Net income available to common stockholders — basic and diluted	$70,586	$51,903	$195,764	$145,068

Weighted average common shares outstanding — basic	563,968,010	540,218,045	553,993,321	531,235,962
Weighted average common shares outstanding — diluted	565,541,098	541,505,031	555,458,607	532,499,787

Net income per common share — basic	$0.13	$0.10	$0.35	$0.27
Net income per common share — diluted	$0.12	$0.10	$0.35	$0.27

Dividends declared per common share	$0.15	$0.13	$0.60	$0.52

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q4 2020	Q4 2019	FY 2020	FY 2019
Net income available to common stockholders	$70,586	$51,903	$195,764	$145,068
Net income available to participating securities	113	89	448	395
Non-controlling interests	431	562	1,237	1,648
Depreciation and amortization on real estate assets	140,341	132,637	546,419	529,205
Impairment on depreciated real estate investments	376	2,921	4,578	14,210
Net gain on sale of previously depreciated investments in real estate	(13,121)	(31,780)	(54,594)	(96,336)
FFO	$198,726	$156,332	$693,852	$594,190

Core FFO Reconciliation	Q4 2020	Q4 2019	FY 2020	FY 2019
FFO	$198,726	$156,332	$693,852	$594,190
Non-cash interest expense	13,775	11,093	40,415	48,515
Share-based compensation expense	4,797	4,311	17,090	18,158
Offering related expenses	—	119	—	2,267
Merger and transaction-related expenses	—	—	—	4,347
Severance expense	213	240	601	8,465
Unrealized gains on investment in equity securities	(29,689)	—	(29,723)	(6,480)
Casualty (gains) losses, net	(4,350)	4,019	(3,882)	4,533
Core FFO	$183,472	$176,114	$718,353	$673,995

AFFO Reconciliation	Q4 2020	Q4 2019	FY 2020	FY 2019
Core FFO	$183,472	$176,114	$718,353	$673,995
Recurring capital expenditures	(28,485)	(25,425)	(115,951)	(118,988)
Adjusted FFO	$154,987	$150,689	$602,402	$555,007

Net income available to common stockholders
Weighted average common shares outstanding — diluted (1)	565,541,098	541,505,031	555,458,607	532,499,787

Net income per common share — diluted (1)	$0.12	$0.10	$0.35	$0.27

FFO
Numerator for FFO per common share — diluted(1)	$203,037	$160,580	$711,033	$599,776
Weighted average common shares and OP Units outstanding — diluted (1)	584,506,076	561,243,645	574,408,346	545,150,847

FFO per share — diluted (1)	$0.35	$0.29	$1.24	$1.10

Core FFO and Adjusted FFO
Weighted average common shares and OP Units outstanding — diluted (2)	569,405,633	546,143,202	559,307,903	538,925,506

Core FFO per share — diluted (2)	$0.32	$0.32	$1.28	$1.25
AFFO per share — diluted (2)	$0.27	$0.28	$1.08	$1.03

(1)In accordance with GAAP and Nareit guidelines, net income per share and FFO per share are calculated as if the 2019 Convertible Notes were converted to common shares at the beginning of 2019, and as if the 2022 Convertible Notes were converted to common shares at the beginning of each relevant period in 2019 and 2020, unless such treatment is anti-dilutive to net income per share or FFO per share.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 11

In Q4 2020, treatment of the 2022 Convertible Notes as if converted would be anti-dilutive to net income per share and dilutive to FFO per share. As such, Q4 2020 net income per share does not treat the 2022 Convertible Notes as converted. Q4 2020 FFO per share treats the 2022 Convertible Notes as if converted, thereby adjusting FFO in the numerator to remove the interest expense associated with the 2022 Convertible Notes and adjusting shares outstanding in the denominator to include shares issuable on conversion of the 2022 Convertible Notes.

In Q4 2019, treatment of the 2022 Convertible Notes as if converted would be anti-dilutive to both net income per share and FFO per share. As such, Q4 2019 net income per share and FFO per share do not treat the 2022 Convertible Notes as if converted.

In FY 2020, treatment of the 2022 Convertible Notes as if converted would be anti-dilutive to net income per share and dilutive to FFO per share. As such, FY 2020 net income per share does not treat the 2022 Convertible Notes as if converted. FY 2020 FFO per share treats the 2022 Convertible Notes as if converted, thereby adjusting FFO in the numerator to remove the interest expense associated with the 2022 Convertible Notes and adjusting shares outstanding in the denominator to include shares issuable on conversion of the 2022 Convertible Notes.

In FY 2019, treatment of the 2019 Convertible Notes as if converted for the period in which they were outstanding, from January 1, 2019 through June 30, 2019, would be anti-dilutive to net income per share and dilutive to FFO per share. Treatment of the 2022 Convertible Notes as if converted would be anti-dilutive to both net income per share and FFO per share in FY 2019. As such, FY 2019 net income per share reflects the conversion of the 2019 Convertible Notes for the period from July 1, 2019 through December 31, 2019, but does not treat the 2019 Convertible Notes as if converted for the period from January 1, 2019 through June 30, 2019, and does not treat the 2022 Convertible Notes as if converted. FY 2019 FFO per share does not treat the 2022 Convertible Notes as if converted, but treats the 2019 Convertible Notes as if converted on January 1, 2019, thereby adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes and adjusting shares outstanding in the denominator to include shares issuable on conversion of the 2019 Convertible Notes.

(2)Core FFO and AFFO per share reflect the 2019 Convertible Notes and 2022 Convertible Notes in the form in which they were outstanding during each period.

As such, Q4 2020, Q4 2019, and FY 2020 Core FFO and AFFO per share reflect the conversion of the 2019 Convertible Notes, but do not treat the 2022 Convertible Notes as if converted.

FY 2019 Core FFO and AFFO per share reflect the conversion of the 2019 Convertible Notes for the period from July 1, 2019 through December 31, 2019, but do not treat the 2019 Convertible Notes as if converted for the period from January 1, 2019 through June 30, 2019. For the period from January 1, 2019 through June 30, 2019, cash interest expense associated with the 2019 Convertible Notes has been included in Core FFO and AFFO in the numerators, and shares issued upon conversion of the 2019 Convertible Notes have not been included as shares outstanding in the denominators. The 2022 Convertible Notes are not treated as if converted.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income (1)	Q4 2020	Q4 2019	FY 2020	FY 2019
Common shares — basic	563,968,010	540,218,045	553,993,321	531,235,962
Shares potentially issuable from vesting/conversion of equity-based awards	1,573,088	1,286,986	1,465,286	1,263,825
Total common shares — diluted	565,541,098	541,505,031	555,458,607	532,499,787

Weighted average amounts for FFO (1)	Q4 2020	Q4 2019	FY 2020	FY 2019
Common shares — basic	563,968,010	540,218,045	553,993,321	531,235,962
OP units — basic	3,463,285	4,202,415	3,463,285	5,940,757
Shares potentially issuable from vesting/conversion of equity-based awards	1,974,338	1,722,742	1,851,297	1,748,787
Shares issuable from Convertible Notes	15,100,443	15,100,443	15,100,443	6,225,341
Total common shares and units — diluted	584,506,076	561,243,645	574,408,346	545,150,847

Weighted average amounts for Core and AFFO (2)	Q4 2020	Q4 2019	FY 2020	FY 2019
Common shares — basic	563,968,010	540,218,045	553,993,321	531,235,962
OP units — basic	3,463,285	4,202,415	3,463,285	5,940,757
Shares potentially issuable from vesting/conversion of equity-based awards	1,974,338	1,722,742	1,851,297	1,748,787
Total common shares and units — diluted	569,405,633	546,143,202	559,307,903	538,925,506

Period end amounts for Core FFO, and AFFO	December 31, 2020
Common shares	567,117,666
OP units	3,463,285
Shares potentially issuable from vesting/conversion of equity-based awards	1,319,099
Total common shares and units — diluted	571,900,050

(1)In accordance with GAAP and Nareit guidelines, net income per share and FFO per share are calculated as if the 2019 Convertible Notes were converted to common shares at the beginning of 2019, and as if the 2022 Convertible Notes were converted to common shares at the beginning of each relevant period in 2019 and 2020, unless such treatment is anti-dilutive to net income per share or FFO per share. See "Supplemental Schedule 1," footnote (1), for more detail on the treatment of convertible notes in each specific period presented in the table.
(2)Core FFO and AFFO per share reflect the 2019 Convertible Notes and 2022 Convertible Notes in the form in which they were outstanding during each period. See "Supplemental Schedule 1," footnote (2), for more detail on the treatment of convertible notes in each specific period presented in the table.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — December 31, 2020
($ in thousands) (unaudited)

Wtd Avg	Wtd Avg
Interest	Years
Debt Structure	Balance	% of Total	Rate (1)	to Maturity (2)
Secured:
Fixed (3)	$1,400,439	17.3%	4.0%	7.6
Floating — swapped to fixed	3,270,000	40.5%	3.8%	4.5
Floating	567,346	7.0%	1.3%	4.5
Total secured	5,237,785	64.8%	3.6%	5.3

Unsecured:
Fixed (Convertible)	345,000	4.3%	3.5%	1.0
Floating — swapped to fixed	2,500,000	30.9%	4.0%	5.1
Floating	—	—%	—%	—
Total unsecured	2,845,000	35.2%	3.9%	4.6

Total Debt:
Fixed + floating swapped to fixed (3)	7,515,439	93.0%	3.9%	5.1
Floating	567,346	7.0%	1.3%	4.5
Total debt	8,082,785	100.0%	3.7%	5.1
Unamortized discounts on notes payable	(7,885)
Deferred financing costs, net	(43,396)
Total Debt per Balance Sheet	8,031,504
Retained and repurchased certificates	(247,526)
Cash, ex-security deposits and letters of credit (4)	(250,204)
Deferred financing costs, net	43,396
Unamortized discounts on notes payable	7,885
Net debt	$7,585,055

Leverage Ratios	December 31, 2020
Net debt / TTM Adjusted EBITDAre	7.3	x

Unsecured Facility Covenant Compliance (5)	December 31, 2020	Covenant Limit
Total leverage ratio	39.1%	60%	(maximum)
Secured leverage ratio	24.9%	45%	(maximum)
Unencumbered leverage ratio	25.4%	60%	(maximum)
Fixed charge coverage ratio	3.6x	1.5x	(minimum)
Unsecured interest coverage ratio	5.7x	1.75x	(minimum)

(1)Includes the impact of interest rate swaps in place and effective as of December 31, 2020.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Covenant calculations are specifically defined in the Company's Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the "Glossary and Reconciliations" section of this report. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(c)

Debt Maturity Schedule — December 31, 2020
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (1)	Debt	Debt	Facility	Balance	Total
2021	—	—	—	—	—%
2022	—	345,000	—	345,000	4.3%
2023	—	—	—	—	—%
2024	612,506	—	—	612,506	7.6%
2025	2,376,570	—	—	2,376,570	29.4%
2026	848,270	2,500,000	—	3,348,270	41.4%
2027	997,076	—	—	997,076	12.3%
Thereafter	403,363	—	—	403,363	5.0%
	5,237,785	2,845,000	—	8,082,785	100.0%
Unamortized discounts on notes payable	(2,289)	(5,596)	—	(7,885)
Deferred financing costs, net	(14,303)	(29,093)	—	(43,396)
Total per Balance Sheet	$5,221,193	$2,810,311	$—	$8,031,504

(1)Assumes all extension options are exercised.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 2(d)

Cost to Maturity of Debt as of December 31, 2020
($ in thousands) (unaudited)

		Percentage of Weighted Average Debt Outstanding by Type				Weighted Average Cost by Instrument Type
	Weighted Average	Issued	Issued		Total	Spread to	Fixed Cost		Total Debt
	Amount of	Floating	Floating		Fixed	LIBOR	of		Including
	Debt	and	but Swapped	Issued	or Swapped	For Floating	Interest Rate	Fixed Rate	Swap
	Outstanding (1)	Not Swapped	to Fixed	Fixed (2)	to Fixed	Rate Debt	Swaps	Debt	Impact (3)
2021	8,082,785	10.2%	68.2%	21.6%	89.8%	1.4%	2.5%	3.9%	3.7%
2022	7,751,963	15.1%	66.7%	18.2%	84.9%	1.4%	2.7%	4.0%	3.7%
2023	7,737,784	15.1%	66.8%	18.1%	84.9%	1.4%	2.8%	4.0%	3.7%
2024	7,700,967	15.6%	66.2%	18.2%	84.4%	1.4%	2.8%	4.0%	3.7%
2025	5,712,857	48.5%	27.0%	24.5%	51.5%	1.5%	3.0%	4.0%	3.0%
2026	1,633,684	14.3%	—%	85.7%	85.7%	1.6%	N/A	4.0%	3.7%
2027	840,437	—%	—%	100.0%	100.0%	N/A	N/A	3.9%	3.9%
2028	403,363	—%	—%	100.0%	100.0%	N/A	N/A	3.6%	3.6%

(1)In each period, represents December 31, 2020 debt that remains outstanding assuming all debt is held until final maturity with all extension options exercised.
(2)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(3)Assumes December 31, 2020 LIBOR rate of 0.14% for all future periods.

Note: Schedule 2(d) is presented to show the estimated overall cost of Invitation Homes' debt, based on debt and interest rate swaps in place as of December 31, 2020, as well as the rate for 30-day LIBOR as of December 31, 2020. New debt not presented in this table may be issued, and/or existing debt presented in this table may be repaid prior to maturity. Similarly, new interest rate swaps may be put in place. 30-day LIBOR may also change. The aforementioned activities may change the amount of outstanding debt, the percentage of debt floating, swapped, or fixed, and/or the weighted average cost of debt and hedging instruments from what is presented in Schedule 2(d).

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q4 2020
Total portfolio	80,177
Same Store portfolio	71,433
Same Store % of Total	89.1%

Core Revenues	Q4 2020	Q4 2019	Change YoY	FY 2020	FY 2019	Change YoY
Total portfolio	$440,215	$425,929	3.4%	$1,735,070	$1,692,291	2.5%
Same Store portfolio	397,846	390,041	2.0%	1,580,115	1,537,769	2.8%

Core Operating expenses	Q4 2020	Q4 2019	Change YoY	FY 2020	FY 2019	Change YoY
Total portfolio	$144,743	$149,228	(3.0)%	$592,785	$597,593	(0.8)%
Same Store portfolio	130,634	133,794	(2.4)%	536,651	531,089	1.0%

Net Operating Income	Q4 2020	Q4 2019	Change YoY	FY 2020	FY 2019	Change YoY
Total portfolio	$295,472	$276,701	6.8%	$1,142,285	$1,094,698	4.3%
Same Store portfolio	267,212	256,247	4.3%	1,043,464	1,006,680	3.7%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(b)

Same Store Portfolio Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q4 2020	Q4 2019	YoY	Q3 2020	Seq	FY 2020	FY 2019	YoY
Revenues:
Rental revenues (1)	$388,925	$376,249	3.4%	$385,795	0.8%	$1,538,803	$1,485,394	3.6%
Other property income (1)(2)(3)	30,476	30,760	(0.9)%	31,335	(2.7)%	121,146	118,278	2.4%
Total revenues	419,401	407,009	3.0%	417,130	0.5%	1,659,949	1,603,672	3.5%
Less: Resident recoveries (3)	(21,555)	(16,968)	27.0%	(21,476)	0.4%	(79,834)	(65,903)	21.1%
Core revenues	397,846	390,041	2.0%	395,654	0.6%	1,580,115	1,537,769	2.8%

Fixed Expenses:
Property taxes	69,487	68,133	2.0%	69,535	(0.1)%	277,099	265,228	4.5%
Insurance expenses	7,647	7,854	(2.6)%	7,662	(0.2)%	30,772	30,912	(0.5)%
HOA expenses	7,529	7,898	(4.7)%	8,133	(7.4)%	30,902	31,456	(1.8)%

Controllable Expenses:
Repairs and maintenance	20,544	20,108	2.2%	26,010	(21.0)%	86,475	81,370	6.3%
Personnel	14,484	14,353	0.9%	14,915	(2.9)%	58,874	60,297	(2.4)%
Turnover	8,739	10,041	(13.0)%	10,852	(19.5)%	39,078	43,772	(10.7)%
Utilities (3)	19,301	17,276	11.7%	20,666	(6.6)%	75,690	64,105	18.1%
Leasing and marketing (4)	2,736	2,872	(4.7)%	2,864	(4.5)%	11,297	10,751	5.1%
Property administrative	1,722	2,227	(22.7)%	1,209	42.4%	6,298	9,101	(30.8)%
Property operating and maintenance expenses	152,189	150,762	0.9%	161,846	(6.0)%	616,485	596,992	3.3%
Less: Resident recoveries (3)	(21,555)	(16,968)	27.0%	(21,476)	0.4%	(79,834)	(65,903)	21.1%
Core operating expenses	130,634	133,794	(2.4)%	140,370	(6.9)%	536,651	531,089	1.0%

Net Operating Income	$267,212	$256,247	4.3%	$255,284	4.7%	$1,043,464	$1,006,680	3.7%

(1)All rental revenues and other property income are reflected net of bad debt. Invitation Homes reserves residents' accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Increases in bad debt against rental revenues were a 221 basis point 133 basis point drag on year-over-year Same Store Core revenue growth in Q4 2020 and FY 2020, respectively.
(2)In light of the COVID-19 pandemic, almost all late fees typically enforced in accordance with lease agreements were not enforced or collected in Q2 2020, Q3 2020, and Q4 2020. Primarily due to this non-enforcement and non-collection of late fees, lower other property income, net of resident recoveries, was a 125 basis point and 72 basis point drag on year-over-year Same Store Core revenue growth in Q4 2020 and FY 2020, respectively.
(3)The year-over-year increases in utilities and resident recoveries are primarily attributable to an ongoing transition in utility billing policy. Residents continue to be responsible for costs associated with their water, sewer, and waste removal services, but providers of these services now invoice Invitation Homes rather than the resident for payment. Invitation Homes pays the utility provider, and subsequently bills the resident for reimbursement, resulting in materially higher utility expense that is offset by materially higher resident recoveries. All resident recoveries, including utility reimbursements, are included in other property income.
(4)Same Store leasing and marketing expense includes amortization of leasing commissions of $2,458, $2,618, $2,582, $10,231, and $9,725 for Q4 2020, Q4 2019, Q3 2020, FY 2020, and FY 2019, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019

Average occupancy	98.1%	97.9%	97.5%	96.6%	96.0%
Turnover rate	5.6%	7.3%	6.9%	6.3%	6.4%
Trailing four quarters turnover rate	26.1%	26.9%	28.3%	29.7%	29.7%
Average monthly rent	$1,898	$1,880	$1,867	$1,850	$1,837
Rental rate growth (lease-over-lease):
Renewals	3.8%	3.2%	3.5%	4.3%	4.6%
New leases	6.9%	5.6%	2.7%	1.8%	1.3%
Blended	4.9%	4.0%	3.3%	3.4%	3.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 4

Wholly-Owned Portfolio Characteristics — As of and for the Quarter Ended December 31, 2020 (1)
(unaudited)
				Average
	Number of	Average	Average	Monthly	Percent of
	Homes	Occupancy	Monthly Rent	Rent PSF	Revenue
Western United States:
Southern California	7,951	98.0%	$2,565	$1.51	12.9%
Northern California	4,247	98.2%	2,237	1.44	6.3%
Seattle	3,669	96.7%	2,318	1.21	5.6%
Phoenix	8,172	96.5%	1,511	0.92	8.3%
Las Vegas	3,006	97.7%	1,730	0.87	3.4%
Denver	2,348	94.2%	2,135	1.17	3.3%
Western US Subtotal	29,393	97.1%	2,078	1.20	39.8%

Florida:
South Florida	8,324	96.5%	2,246	1.20	12.3%
Tampa	8,192	96.8%	1,736	0.93	9.5%
Orlando	6,217	96.4%	1,744	0.94	7.2%
Jacksonville	1,868	97.9%	1,749	0.88	2.2%
Florida Subtotal	24,601	96.7%	1,912	1.02	31.2%

Southeast United States:
Atlanta	12,555	97.5%	1,584	0.77	13.2%
Carolinas	4,934	96.1%	1,652	0.77	5.3%
Southeast US Subtotal	17,489	97.1%	1,603	0.77	18.5%

Texas:
Houston	2,155	96.6%	1,599	0.82	2.3%
Dallas	2,767	94.9%	1,846	0.89	3.3%
Texas Subtotal	4,922	95.6%	1,735	0.86	5.6%

Midwest United States:
Chicago	2,630	97.8%	2,014	1.25	3.4%
Minneapolis	1,126	98.2%	1,963	1.00	1.5%
Midwest US Subtotal	3,756	97.9%	1,999	1.16	4.9%

Announced Market-in-Exit:
Nashville (2)	16	47.2%	2,363	0.81	—%

Total / Average	80,177	96.9%	$1,899	$1.02	100.0%
Same Store Total / Average	71,433	98.1%	$1,898	$1.02	90.4%

(1)All data is for the total wholly-owned portfolio, unless otherwise noted.
(2)In December 2019, Invitation Homes announced a plan to fully exit the Nashville market, and sold 708 homes in Nashville in a bulk transaction. The Company is pursuing the sale of the remaining 16 homes in the market as of December 31, 2020.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a)

Same Store Core Revenue Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, Q4 2020	# Homes	Q4 2020	Q4 2019	Change	Q4 2020	Q4 2019	Change	Q4 2020	Q4 2019	Change
Western United States:
Southern California	7,591	$2,568	$2,467	4.1%	98.6%	96.0%	2.6%	$54,610	$54,954	(0.6)%
Northern California	3,781	2,223	2,130	4.4%	98.9%	96.9%	2.0%	24,060	23,961	0.4%
Seattle	3,131	2,310	2,247	2.8%	98.5%	95.6%	2.9%	21,147	20,762	1.9%
Phoenix	6,906	1,478	1,392	6.2%	98.3%	96.9%	1.4%	30,822	29,470	4.6%
Las Vegas	2,386	1,724	1,641	5.1%	98.5%	96.1%	2.4%	12,195	11,696	4.3%
Denver	1,718	2,083	2,009	3.7%	97.4%	95.8%	1.6%	10,502	10,349	1.5%
Western US Subtotal	25,513	2,079	1,990	4.5%	98.5%	96.3%	2.2%	153,336	151,192	1.4%

Florida:
South Florida	7,812	2,261	2,222	1.8%	97.4%	95.6%	1.8%	51,865	50,986	1.7%
Tampa	7,632	1,736	1,694	2.5%	97.9%	96.0%	1.9%	39,401	38,693	1.8%
Orlando	5,429	1,724	1,675	2.9%	97.6%	95.6%	2.0%	28,050	27,152	3.3%
Jacksonville	1,835	1,750	1,697	3.1%	98.3%	95.8%	2.5%	9,773	9,369	4.3%
Florida Subtotal	22,708	1,914	1,871	2.3%	97.7%	95.7%	2.0%	129,089	126,200	2.3%

Southeast United States:
Atlanta	11,375	1,579	1,521	3.8%	98.1%	95.9%	2.2%	53,044	51,431	3.1%
Carolinas	4,448	1,644	1,603	2.6%	98.5%	96.2%	2.3%	21,843	21,362	2.3%
Southeast US Subtotal	15,823	1,598	1,544	3.5%	98.2%	96.0%	2.2%	74,887	72,793	2.9%

Texas:
Houston	1,841	1,599	1,565	2.2%	97.8%	95.3%	2.5%	8,780	8,571	2.4%
Dallas	1,899	1,856	1,813	2.4%	98.1%	95.0%	3.1%	10,480	10,209	2.7%
Texas Subtotal	3,740	1,730	1,691	2.3%	97.9%	95.2%	2.7%	19,260	18,780	2.6%

Midwest United States:
Chicago	2,525	2,024	2,005	0.9%	98.8%	96.5%	2.3%	14,771	14,774	—%
Minneapolis	1,124	1,962	1,901	3.2%	98.3%	95.9%	2.4%	6,503	6,302	3.2%
Midwest US Subtotal	3,649	2,005	1,973	1.6%	98.6%	96.3%	2.3%	21,274	21,076	0.9%

Same Store Total / Average	71,433	$1,898	$1,837	3.3%	98.1%	96.0%	2.1%	$397,846	$390,041	2.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
Seq, Q4 2020	# Homes	Q4 2020	Q3 2020	Change	Q4 2020	Q3 2020	Change	Q4 2020	Q3 2020	Change
Western United States:
Southern California	7,591	$2,568	$2,536	1.3%	98.6%	98.5%	0.1%	$54,610	$54,780	(0.3)%
Northern California	3,781	2,223	2,197	1.2%	98.9%	98.7%	0.2%	24,060	24,289	(0.9)%
Seattle	3,131	2,310	2,294	0.7%	98.5%	98.1%	0.4%	21,147	21,177	(0.1)%
Phoenix	6,906	1,478	1,455	1.6%	98.3%	98.4%	(0.1)%	30,822	30,524	1.0%
Las Vegas	2,386	1,724	1,702	1.3%	98.5%	98.6%	(0.1)%	12,195	11,913	2.4%
Denver	1,718	2,083	2,062	1.0%	97.4%	98.2%	(0.8)%	10,502	10,636	(1.3)%
Western US Subtotal	25,513	2,079	2,054	1.2%	98.5%	98.4%	0.1%	153,336	153,319	—%

Florida:
South Florida	7,812	2,261	2,248	0.6%	97.4%	96.7%	0.7%	51,865	51,119	1.5%
Tampa	7,632	1,736	1,722	0.8%	97.9%	97.6%	0.3%	39,401	39,129	0.7%
Orlando	5,429	1,724	1,710	0.8%	97.6%	97.3%	0.3%	28,050	27,765	1.0%
Jacksonville	1,835	1,750	1,734	0.9%	98.3%	97.3%	1.0%	9,773	9,539	2.5%
Florida Subtotal	22,708	1,914	1,900	0.7%	97.7%	97.2%	0.5%	129,089	127,552	1.2%

Southeast United States:
Atlanta	11,375	1,579	1,562	1.1%	98.1%	97.9%	0.2%	53,044	52,594	0.9%
Carolinas	4,448	1,644	1,628	1.0%	98.5%	98.2%	0.3%	21,843	21,715	0.6%
Southeast US Subtotal	15,823	1,598	1,581	1.1%	98.2%	98.0%	0.2%	74,887	74,309	0.8%

Texas:
Houston	1,841	1,599	1,588	0.7%	97.8%	97.0%	0.8%	8,780	8,730	0.6%
Dallas	1,899	1,856	1,844	0.7%	98.1%	97.6%	0.5%	10,480	10,476	—%
Texas Subtotal	3,740	1,730	1,719	0.6%	97.9%	97.3%	0.6%	19,260	19,206	0.3%

Midwest United States:
Chicago	2,525	2,024	2,022	0.1%	98.8%	98.1%	0.7%	14,771	14,730	0.3%
Minneapolis	1,124	1,962	1,951	0.6%	98.3%	98.1%	0.2%	6,503	6,538	(0.5)%
Midwest US Subtotal	3,649	2,005	2,000	0.2%	98.6%	98.1%	0.5%	21,274	21,268	—%

Same Store Total / Average	71,433	$1,898	$1,880	1.0%	98.1%	97.9%	0.2%	$397,846	$395,654	0.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — YoY Full Year
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, FY 2020	# Homes	FY 2020	FY 2019	Change	FY 2020	FY 2019	Change	FY 2020	FY 2019	Change
Western United States:
Southern California	7,591	$2,528	$2,420	4.5%	98.1%	96.2%	1.9%	$220,111	$215,382	2.2%
Northern California	3,781	2,189	2,080	5.2%	98.4%	97.2%	1.2%	97,019	93,889	3.3%
Seattle	3,131	2,292	2,196	4.4%	97.7%	96.4%	1.3%	84,817	81,721	3.8%
Phoenix	6,906	1,446	1,359	6.4%	98.1%	97.1%	1.0%	121,357	114,949	5.6%
Las Vegas	2,386	1,691	1,606	5.3%	98.1%	96.9%	1.2%	47,889	46,198	3.7%
Denver	1,718	2,052	1,974	4.0%	97.6%	95.9%	1.7%	42,082	40,584	3.7%
Western US Subtotal	25,513	2,045	1,947	5.0%	98.0%	96.7%	1.3%	613,275	592,723	3.5%

Florida:
South Florida	7,812	2,243	2,208	1.6%	96.8%	95.4%	1.4%	205,102	202,008	1.5%
Tampa	7,632	1,717	1,675	2.5%	97.2%	95.9%	1.3%	156,152	152,738	2.2%
Orlando	5,429	1,703	1,647	3.4%	97.1%	96.2%	0.9%	110,684	107,430	3.0%
Jacksonville	1,835	1,728	1,672	3.3%	97.2%	96.0%	1.2%	38,101	36,877	3.3%
Florida Subtotal	22,708	1,895	1,851	2.4%	97.1%	95.8%	1.3%	510,039	499,053	2.2%

Southeast United States:
Atlanta	11,375	1,557	1,505	3.5%	97.4%	96.0%	1.4%	209,141	203,196	2.9%
Carolinas	4,448	1,625	1,584	2.6%	97.8%	96.3%	1.5%	86,430	84,304	2.5%
Southeast US Subtotal	15,823	1,576	1,527	3.2%	97.5%	96.1%	1.4%	295,571	287,500	2.8%

Texas:
Houston	1,841	1,585	1,555	1.9%	96.9%	95.9%	1.0%	34,733	34,088	1.9%
Dallas	1,899	1,839	1,793	2.6%	97.0%	95.4%	1.6%	41,528	40,318	3.0%
Texas Subtotal	3,740	1,714	1,676	2.3%	96.9%	95.7%	1.2%	76,261	74,406	2.5%

Midwest United States:
Chicago	2,525	2,017	1,989	1.4%	97.9%	96.9%	1.0%	59,123	58,931	0.3%
Minneapolis	1,124	1,940	1,878	3.3%	97.5%	96.7%	0.8%	25,846	25,156	2.7%
Midwest US Subtotal	3,649	1,993	1,955	1.9%	97.8%	96.9%	0.9%	84,969	84,087	1.0%

Same Store Total / Average	71,433	$1,874	$1,810	3.5%	97.5%	96.2%	1.3%	$1,580,115	$1,537,769	2.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q4 2020	Q4 2020	Q4 2019	Change	Q4 2020	Q4 2019	Change	Q4 2020	Q4 2019	Change	Q4 2020	Q4 2019
Western United States:
Southern California	$54,610	$54,954	(0.6)%	$17,323	$17,416	(0.5)%	$37,287	$37,538	(0.7)%	68.3%	68.3%
Northern California	24,060	23,961	0.4%	6,816	7,039	(3.2)%	17,244	16,922	1.9%	71.7%	70.6%
Seattle	21,147	20,762	1.9%	5,816	5,663	2.7%	15,331	15,099	1.5%	72.5%	72.7%
Phoenix	30,822	29,470	4.6%	6,653	7,367	(9.7)%	24,169	22,103	9.3%	78.4%	75.0%
Las Vegas	12,195	11,696	4.3%	2,780	2,878	(3.4)%	9,415	8,818	6.8%	77.2%	75.4%
Denver	10,502	10,349	1.5%	2,129	2,135	(0.3)%	8,373	8,214	1.9%	79.7%	79.4%
Western US Subtotal	153,336	151,192	1.4%	41,517	42,498	(2.3)%	111,819	108,694	2.9%	72.9%	71.9%

Florida:
South Florida	51,865	50,986	1.7%	21,395	21,800	(1.9)%	30,470	29,186	4.4%	58.7%	57.2%
Tampa	39,401	38,693	1.8%	14,875	14,694	1.2%	24,526	23,999	2.2%	62.2%	62.0%
Orlando	28,050	27,152	3.3%	9,691	10,099	(4.0)%	18,359	17,053	7.7%	65.5%	62.8%
Jacksonville	9,773	9,369	4.3%	3,198	3,266	(2.1)%	6,575	6,103	7.7%	67.3%	65.1%
Florida Subtotal	129,089	126,200	2.3%	49,159	49,859	(1.4)%	79,930	76,341	4.7%	61.9%	60.5%

Southeast United States:
Atlanta	53,044	51,431	3.1%	17,698	17,507	1.1%	35,346	33,924	4.2%	66.6%	66.0%
Carolinas	21,843	21,362	2.3%	5,673	6,178	(8.2)%	16,170	15,184	6.5%	74.0%	71.1%
Southeast US Subtotal	74,887	72,793	2.9%	23,371	23,685	(1.3)%	51,516	49,108	4.9%	68.8%	67.5%

Texas:
Houston	8,780	8,571	2.4%	4,027	4,062	(0.9)%	4,753	4,509	5.4%	54.1%	52.6%
Dallas	10,480	10,209	2.7%	3,942	4,469	(11.8)%	6,538	5,740	13.9%	62.4%	56.2%
Texas Subtotal	19,260	18,780	2.6%	7,969	8,531	(6.6)%	11,291	10,249	10.2%	58.6%	54.6%

Midwest United States:
Chicago	14,771	14,774	—%	6,667	7,099	(6.1)%	8,104	7,675	5.6%	54.9%	51.9%
Minneapolis	6,503	6,302	3.2%	1,951	2,122	(8.1)%	4,552	4,180	8.9%	70.0%	66.3%
Midwest US Subtotal	21,274	21,076	0.9%	8,618	9,221	(6.5)%	12,656	11,855	6.8%	59.5%	56.2%

Same Store Total / Average	$397,846	$390,041	2.0%	$130,634	$133,794	(2.4)%	$267,212	$256,247	4.3%	67.2%	65.7%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q4 2020	Q4 2020	Q3 2020	Change	Q4 2020	Q3 2020	Change	Q4 2020	Q3 2020	Change	Q4 2020	Q3 2020
Western United States:
Southern California	$54,610	$54,780	(0.3)%	$17,323	$18,585	(6.8)%	$37,287	$36,195	3.0%	68.3%	66.1%
Northern California	24,060	24,289	(0.9)%	6,816	7,162	(4.8)%	17,244	17,127	0.7%	71.7%	70.5%
Seattle	21,147	21,177	(0.1)%	5,816	5,919	(1.7)%	15,331	15,258	0.5%	72.5%	72.0%
Phoenix	30,822	30,524	1.0%	6,653	7,606	(12.5)%	24,169	22,918	5.5%	78.4%	75.1%
Las Vegas	12,195	11,913	2.4%	2,780	3,071	(9.5)%	9,415	8,842	6.5%	77.2%	74.2%
Denver	10,502	10,636	(1.3)%	2,129	2,450	(13.1)%	8,373	8,186	2.3%	79.7%	77.0%
Western US Subtotal	153,336	153,319	—%	41,517	44,793	(7.3)%	111,819	108,526	3.0%	72.9%	70.8%

Florida:
South Florida	51,865	51,119	1.5%	21,395	23,055	(7.2)%	30,470	28,064	8.6%	58.7%	54.9%
Tampa	39,401	39,129	0.7%	14,875	16,056	(7.4)%	24,526	23,073	6.3%	62.2%	59.0%
Orlando	28,050	27,765	1.0%	9,691	10,827	(10.5)%	18,359	16,938	8.4%	65.5%	61.0%
Jacksonville	9,773	9,539	2.5%	3,198	3,671	(12.9)%	6,575	5,868	12.0%	67.3%	61.5%
Florida Subtotal	129,089	127,552	1.2%	49,159	53,609	(8.3)%	79,930	73,943	8.1%	61.9%	58.0%

Southeast United States:
Atlanta	53,044	52,594	0.9%	17,698	17,608	0.5%	35,346	34,986	1.0%	66.6%	66.5%
Carolinas	21,843	21,715	0.6%	5,673	6,558	(13.5)%	16,170	15,157	6.7%	74.0%	69.8%
Southeast US Subtotal	74,887	74,309	0.8%	23,371	24,166	(3.3)%	51,516	50,143	2.7%	68.8%	67.5%

Texas:
Houston	8,780	8,730	0.6%	4,027	4,279	(5.9)%	4,753	4,451	6.8%	54.1%	51.0%
Dallas	10,480	10,476	—%	3,942	4,562	(13.6)%	6,538	5,914	10.6%	62.4%	56.5%
Texas Subtotal	19,260	19,206	0.3%	7,969	8,841	(9.9)%	11,291	10,365	8.9%	58.6%	54.0%

Midwest United States:
Chicago	14,771	14,730	0.3%	6,667	6,636	0.5%	8,104	8,094	0.1%	54.9%	54.9%
Minneapolis	6,503	6,538	(0.5)%	1,951	2,325	(16.1)%	4,552	4,213	8.0%	70.0%	64.4%
Midwest US Subtotal	21,274	21,268	—%	8,618	8,961	(3.8)%	12,656	12,307	2.8%	59.5%	57.9%

Same Store Total / Average	$397,846	$395,654	0.6%	$130,634	$140,370	(6.9)%	$267,212	$255,284	4.7%	67.2%	64.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YoY Full Year
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, FY 2020	FY 2020	FY 2019	Change	FY 2020	FY 2019	Change	FY 2020	FY 2019	Change	FY 2020	FY 2019
Western United States:
Southern California	$220,111	$215,382	2.2%	$71,443	$68,760	3.9%	$148,668	$146,622	1.4%	67.5%	68.1%
Northern California	97,019	93,889	3.3%	28,057	29,868	(6.1)%	68,962	64,021	7.7%	71.1%	68.2%
Seattle	84,817	81,721	3.8%	23,351	21,883	6.7%	61,466	59,838	2.7%	72.5%	73.2%
Phoenix	121,357	114,949	5.6%	28,712	29,493	(2.6)%	92,645	85,456	8.4%	76.3%	74.3%
Las Vegas	47,889	46,198	3.7%	11,333	11,423	(0.8)%	36,556	34,775	5.1%	76.3%	75.3%
Denver	42,082	40,584	3.7%	8,951	8,873	0.9%	33,131	31,711	4.5%	78.7%	78.1%
Western US Subtotal	613,275	592,723	3.5%	171,847	170,300	0.9%	441,428	422,423	4.5%	72.0%	71.3%

Florida:
South Florida	205,102	202,008	1.5%	88,050	86,355	2.0%	117,052	115,653	1.2%	57.1%	57.3%
Tampa	156,152	152,738	2.2%	60,965	61,003	(0.1)%	95,187	91,735	3.8%	61.0%	60.1%
Orlando	110,684	107,430	3.0%	40,474	39,762	1.8%	70,210	67,668	3.8%	63.4%	63.0%
Jacksonville	38,101	36,877	3.3%	13,596	13,433	1.2%	24,505	23,444	4.5%	64.3%	63.6%
Florida Subtotal	510,039	499,053	2.2%	203,085	200,553	1.3%	306,954	298,500	2.8%	60.2%	59.8%

Southeast United States:
Atlanta	209,141	203,196	2.9%	68,750	67,902	1.2%	140,391	135,294	3.8%	67.1%	66.6%
Carolinas	86,430	84,304	2.5%	24,360	24,774	(1.7)%	62,070	59,530	4.3%	71.8%	70.6%
Southeast US Subtotal	295,571	287,500	2.8%	93,110	92,676	0.5%	202,461	194,824	3.9%	68.5%	67.8%

Texas:
Houston	34,733	34,088	1.9%	16,322	15,726	3.8%	18,411	18,362	0.3%	53.0%	53.9%
Dallas	41,528	40,318	3.0%	16,973	17,194	(1.3)%	24,555	23,124	6.2%	59.1%	57.4%
Texas Subtotal	76,261	74,406	2.5%	33,295	32,920	1.1%	42,966	41,486	3.6%	56.3%	55.8%

Midwest United States:
Chicago	59,123	58,931	0.3%	26,914	26,339	2.2%	32,209	32,592	(1.2)%	54.5%	55.3%
Minneapolis	25,846	25,156	2.7%	8,400	8,301	1.2%	17,446	16,855	3.5%	67.5%	67.0%
Midwest US Subtotal	84,969	84,087	1.0%	35,314	34,640	1.9%	49,655	49,447	0.4%	58.4%	58.8%

Same Store Total / Average	$1,580,115	$1,537,769	2.8%	$536,651	$531,089	1.0%	$1,043,464	$1,006,680	3.7%	66.0%	65.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q4 2020			FY 2020
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	5.1%	9.7%	6.4%	4.8%	5.9%	5.1%
Northern California	4.9%	10.1%	6.3%	5.0%	7.7%	5.8%
Seattle	0.4%	9.1%	3.8%	2.6%	6.6%	4.0%
Phoenix	5.8%	15.0%	8.5%	5.4%	10.5%	7.0%
Las Vegas	5.4%	11.4%	7.3%	5.3%	7.1%	5.9%
Denver	4.3%	5.4%	4.7%	4.1%	4.7%	4.3%
Western US Subtotal	4.6%	10.6%	6.5%	4.6%	7.3%	5.4%

Florida:
South Florida	3.2%	3.1%	3.2%	2.8%	0.6%	2.1%
Tampa	3.0%	5.9%	4.1%	3.1%	2.9%	3.0%
Orlando	3.0%	5.7%	4.0%	3.2%	4.0%	3.4%
Jacksonville	2.5%	6.6%	4.1%	2.9%	4.0%	3.3%
Florida Subtotal	3.0%	4.8%	3.7%	3.0%	2.4%	2.8%

Southeast United States:
Atlanta	4.0%	7.2%	5.2%	3.6%	4.2%	3.8%
Carolinas	3.7%	5.8%	4.5%	2.9%	3.4%	3.1%
Southeast US Subtotal	3.9%	6.8%	5.0%	3.4%	4.0%	3.6%

Texas:
Houston	3.2%	2.1%	2.8%	2.9%	0.5%	2.2%
Dallas	3.9%	3.6%	3.8%	3.6%	1.5%	2.8%
Texas Subtotal	3.5%	2.9%	3.3%	3.2%	1.1%	2.5%

Midwest United States:
Chicago	1.5%	(0.5)%	0.9%	2.1%	(1.3)%	1.2%
Minneapolis	4.2%	(0.2)%	2.7%	4.0%	2.2%	3.4%
Midwest US Subtotal	2.4%	(0.4)%	1.5%	2.7%	(0.1)%	1.9%

Same Store Total / Average	3.8%	6.9%	4.9%	3.7%	4.2%	3.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 6

Same Store Cost to Maintain
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
Recurring operating expenses (gross):
R&M OpEx	$20,544	$26,010	$20,132	$19,789	$20,108
Turn OpEx	8,739	10,852	9,565	9,922	10,041
Total recurring operating expense (gross)	29,283	36,862	29,697	29,711	30,149
R&M + Turn recoveries	(3,385)	(3,550)	(3,286)	(2,990)	(2,550)
Total recurring operating expenses (net)	$25,898	$33,312	$26,411	$26,721	$27,599

Recurring capital expenditures:
R&M CapEx	$20,282	$23,848	$19,274	$18,223	$17,066
Turn CapEx	5,760	6,863	6,236	6,029	6,314
Total recurring capital expenditures	$26,042	$30,711	$25,510	$24,252	$23,380

Cost to maintain (gross):
R&M OpEx + CapEx	$40,826	$49,858	$39,406	$38,012	$37,174
Turn OpEx + CapEx	14,499	17,715	15,801	15,951	16,355
Total cost to maintain (gross)	55,325	67,573	55,207	53,963	53,529
R&M + Turn recoveries	(3,385)	(3,550)	(3,286)	(2,990)	(2,550)
Total cost to maintain (net)	$51,940	$64,023	$51,921	$50,973	$50,979

Per Home ($)	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
Total cost to maintain (gross)	$774	$946	$773	$755	$749
R&M + Turn recoveries	(47)	(50)	(46)	(42)	(36)
Total cost to maintain (net)	$727	$896	$727	$713	$713

Total Wholly-Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total ($ 000)	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
Recurring CapEx	$28,485	$33,861	$27,617	$25,988	$25,425
Value Enhancing CapEx	10,459	10,286	10,611	10,165	13,358
Initial Renovation CapEx	28,539	13,385	21,023	30,149	30,078
Disposition CapEx	1,746	1,748	2,877	3,706	3,129
Total Capital Expenditures	$69,229	$59,280	$62,128	$70,008	$71,990

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q4 2020	Q4 2019	FY 2020	FY 2019
Property management expense (GAAP)	$14,888	$14,561	$58,613	$61,614
Adjustments:
Share-based compensation expense (1)	(978)	(761)	(3,511)	(3,075)
Adjusted property management expense	$13,910	$13,800	$55,102	$58,539

Adjusted G&A Expense	Q4 2020	Q4 2019	FY 2020	FY 2019
G&A expense (GAAP)	$16,679	$15,375	$63,305	$74,274
Adjustments:
Share-based compensation expense (2)	(3,819)	(3,550)	(13,579)	(15,083)
Merger and transaction-related expenses	—	—	—	(4,347)
Severance expense	(213)	(240)	(601)	(8,465)
Adjusted G&A expense	$12,647	$11,585	$49,125	$46,379

(1)For FY 2019, includes $136 related to IPO and pre-IPO grants.
(2)For Q4 2019, includes $4 related to merger grants. For FY 2019, includes $360 related to IPO and pre-IPO grants and $2,231 related to merger grants.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8

Acquisitions and Dispositions — Q4 2020 (1)
(unaudited)

	9/30/2020	Q4 2020 Acquisitions (2)		Q4 2020 Dispositions (3)		12/31/2020
	Homes	Homes	Avg. Estimated	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Western United States:
Southern California	7,973	—	$—	22	$480,682	7,951
Northern California	4,266	—	—	19	416,968	4,247
Seattle	3,604	69	472,586	4	407,000	3,669
Phoenix	7,986	203	338,939	17	208,406	8,172
Las Vegas	2,993	20	342,836	7	355,071	3,006
Denver	2,317	43	440,829	12	328,542	2,348
Western US Subtotal	29,139	335	379,777	81	371,559	29,393

Florida:
South Florida	8,387	3	272,662	66	311,589	8,324
Tampa	8,087	122	296,705	17	249,540	8,192
Orlando	6,165	71	316,717	19	223,447	6,217
Jacksonville	1,857	12	317,728	1	247,500	1,868
Florida Subtotal	24,496	208	304,402	103	284,466	24,601

Southeast United States:
Atlanta	12,510	61	274,029	16	197,188	12,555
Carolinas	4,826	124	279,931	16	224,638	4,934
Southeast US Subtotal	17,336	185	277,985	32	210,913	17,489

Texas:
Houston	2,166	—	—	11	173,064	2,155
Dallas	2,444	329	224,828	6	261,900	2,767
Texas: Subtotal	4,610	329	224,828	17	204,418	4,922

Midwest United States:
Chicago	2,664	—	—	34	252,047	2,630
Minneapolis	1,127	—	—	1	411,500	1,126
Midwest US Subtotal	3,791	—	—	35	256,603	3,756

Announced Market-in-Exit:
Nashville (4)	25	—	—	9	387,672	16

Total / Average	79,397	1,057	$298,899	277	$296,357	80,177

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 30

(1)Represents acquisitions and dispositions for only the wholly-owned portfolio.
(2)Estimated stabilized cap rates on acquisitions during the quarter averaged 5.5%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(3)Cap rates on dispositions during the quarter averaged 2.3%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(4)In December 2019, Invitation Homes announced a plan to fully exit the Nashville market, and sold 708 homes in Nashville in a bulk transaction. The Company is pursuing the sale of the remaining 16 homes in the market as of December 31, 2020.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 31

Glossary and Reconciliations

Glossary:
Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain
Cost to maintain a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend (gross or net of resident reimbursements, as indicated in tables presented), not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; and depreciation and amortization. National Association of Real Estate Investment Trusts ("Nareit") recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax and impairment on depreciated real estate investments. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; merger and transaction-related expenses; severance; casualty (gains) losses, net; unrealized gains on investments in equity securities; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 32

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. In calculating per share amounts, Core FFO and AFFO reflect convertible debt securities in the form in which they were outstanding during the period.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies. See Supplemental Schedule 1 for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; and other income and expenses.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store portfolio.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income to NOI for our total portfolio and NOI for our Same Store portfolio.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 33

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Revenue Collections as a Percentage of Billings
Revenue collections as a percentage of billings represents the total cash received in a given period for rental revenues and other property income (including receipt of late payments that were billed in prior months) divided by the total amounts billed in that period. When a payment plan is in place with a resident, amounts are considered to be billed at the time they would have been billed based on the terms of the original lease, not the terms of the payment plan. "Historical average" revenue collections as a percentage of billings refer to revenue collections as a percentage of billings for the period from October 2019 through and including March 2020.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly-owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly-owned homes, and excludes homes owned in joint ventures.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 34

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that the Company must meet with respect to its $1,000 million revolving credit facility (the "Revolving Facility") and its $2,500 million term loan facility (the "Term Loan Facility") (together, the "Credit Facility"), as set forth in the Company's Amended and Restated Revolving Credit and Term Loan Agreement dated December 8, 2020 (the "Unsecured Credit Agreement"). The metrics provided under the "Unsecured Facility Covenant Compliance" heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including the Company's pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreement. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreement, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including the Company's pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreement. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreement, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including the Company's pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreement. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreement, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters' EBITDA (including the Company's pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) the trailing four quarters' fixed charges (including the Company's pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreement. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters' unencumbered NOI, as defined by the Unsecured Credit Agreement, divided by (ii) the trailing four quarters' total unsecured interest expense (including the Company's pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreement.

The metrics set forth under the "Unsecured Facility Covenant Compliance" heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreement than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Credit Agreement, see Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38004) filed on December 9, 2020.
The breach of any of the covenants set forth in the Unsecured Credit Agreement could result in a default of the Company's indebtedness related to its Revolving Facility and Term Loan Facility, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 35 covenants, see Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as such factors may be updated from time to time in our periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 36

Reconciliation of Non-GAAP Measures:

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
Total revenues (total portfolio)	$464,100	$459,184	$449,755	$449,789	$444,277
Non-Same Store revenues	(44,699)	(42,054)	(39,818)	(36,308)	(37,268)
Same Store revenues	419,401	417,130	409,937	413,481	407,009
Same Store resident recoveries	(21,555)	(21,476)	(18,396)	(18,407)	(16,968)
Same Store Core revenues	$397,846	$395,654	$391,541	$395,074	$390,041

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, Full Year
(in thousands) (unaudited)

	FY 2020	FY 2019
Total revenues (total portfolio)	$1,822,828	$1,764,685
Non-Same Store revenues	(162,879)	(161,013)
Same Store revenues	1,659,949	1,603,672
Same Store resident recoveries	(79,834)	(65,903)
Same Store Core revenues	$1,580,115	$1,537,769

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 37

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
Property operating and maintenance expenses (total portfolio)	$168,628	$177,997	$167,002	$166,916	$167,576
Non-Same Store operating expenses	(16,439)	(16,151)	(15,762)	(15,706)	(16,814)
Same Store operating expenses	152,189	161,846	151,240	151,210	150,762
Same Store resident recoveries	(21,555)	(21,476)	(18,396)	(18,407)	(16,968)
Same Store Core operating expenses	$130,634	$140,370	$132,844	$132,803	$133,794

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, Full Year
(in thousands) (unaudited)

	FY 2020	FY 2019
Property operating and maintenance expenses (total portfolio)	$680,543	$669,987
Non-Same Store operating expenses	(64,058)	(72,995)
Same Store operating expenses	616,485	596,992
Same Store resident recoveries	(79,834)	(65,903)
Same Store Core operating expenses	$536,651	$531,089

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Income to NOI and Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
Net income available to common stockholders	$70,586	$32,540	$42,784	$49,854	$51,903
Net income available to participating securities	113	114	119	102	89
Non-controlling interests	431	211	275	320	562
Interest expense	95,382	87,713	86,071	84,757	88,417
Depreciation and amortization	142,090	138,147	137,266	135,027	133,764
Property management expense	14,888	14,824	14,529	14,372	14,561
General and administrative	16,679	17,972	14,426	14,228	15,375
Impairment and other	(3,974)	1,723	(180)	3,127	6,940
Gain on sale of property, net of tax	(13,121)	(15,106)	(11,167)	(15,200)	(31,780)
Unrealized gains on investments in equity securities	(29,689)	—	—	(34)	—
Other, net	2,087	3,049	(1,370)	(3,680)	(3,130)
NOI (total portfolio)	295,472	281,187	282,753	282,873	276,701
Non-Same Store NOI	(28,260)	(25,903)	(24,056)	(20,602)	(20,454)
Same Store NOI	$267,212	$255,284	$258,697	$262,271	$256,247

Reconciliation of Net Income to NOI and Same Store NOI, Full Year
(in thousands) (unaudited)

	FY 2020	FY 2019
Net income available to common stockholders	$195,764	$145,068
Net income available to participating securities	448	395
Non-controlling interests	1,237	1,648
Interest expense	353,923	367,173
Depreciation and amortization	552,530	533,719
Property management expense	58,613	61,614
General and administrative	63,305	74,274
Impairment and other	696	18,743
Gain on sale of property, net of tax	(54,594)	(96,336)
Unrealized gains on investments in equity securities	(29,723)	(6,480)
Other, net	86	(5,120)
NOI (total portfolio)	1,142,285	1,094,698
Non-Same Store NOI	(98,821)	(88,018)
Same Store NOI	$1,043,464	$1,006,680

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 39

Reconciliation of Net Income to EBITDA, EBITDAre, and Adjusted EBITDAre
(in thousands, unaudited)
	Q4 2020	Q4 2019	FY 2020	FY 2019
Net income available to common stockholders	$70,586	$51,903	$195,764	$145,068
Net income available to participating securities	113	89	448	395
Non-controlling interests	431	562	1,237	1,648
Interest expense	95,382	88,417	353,923	367,173
Depreciation and amortization	142,090	133,764	552,530	533,719
EBITDA	308,602	274,735	1,103,902	1,048,003
Gain on sale of property, net of tax	(13,121)	(31,780)	(54,594)	(96,336)
Impairment on depreciated real estate investments	376	2,921	4,578	14,210
EBITDAre	295,857	245,876	1,053,886	965,877
Share-based compensation expense	4,797	4,311	17,090	18,158
Merger and transaction-related expenses	—	—	—	4,347
Severance	213	240	601	8,465
Casualty (gains) losses, net	(4,350)	4,019	(3,882)	4,533
Unrealized gains on investments in equity securities	(29,689)	—	(29,723)	(6,480)
Other, net	2,087	(3,130)	86	(5,120)
Adjusted EBITDAre	$268,915	$251,316	$1,038,058	$989,780

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 40

Reconciliation of Net Debt / TTM Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	December 31, 2020		December 31, 2019
Mortgage loans, net	$4,820,098		$6,238,461
Secured term loan, net	401,095		400,978
Term loan facility, net	2,470,907		1,493,747
Revolving facility	—		—
Convertible senior notes, net	339,404		334,299
Total Debt per Balance Sheet	8,031,504		8,467,485
Retained and repurchased certificates	(247,526)		(319,632)
Cash, ex-security deposits and letters of credit (1)	(250,204)		(138,059)
Deferred financing costs, net	43,396		36,685
Unamortized discounts on note payable	7,885		13,342
Net Debt (A)	$7,585,055		$8,059,821

	For the Trailing Twelve		For the Trailing Twelve
	Months (TTM) Ended		Months (TTM) Ended
	December 31, 2020		December 31, 2019
Adjusted EBITDAre (B)	$1,038,058		$989,780

Net Debt / TTM Adjusted EBITDAre (A / B)	7.3	x	8.1	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.

Components of Non-cash Interest Expense
(in thousands) (unaudited)

	Q4 2020	Q4 2019	FY 2020	FY 2019
Amortization of discounts on notes payable	$1,381	$1,317	$5,458	$7,343
Amortization of deferred financing costs	7,675	9,873	25,828	39,259
Change in fair value of interest rate derivatives	75	28	273	126
Amortization of swap fair value at designation	4,644	(125)	8,856	1,787
Total non-cash interest expense	$13,775	$11,093	$40,415	$48,515

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2020 Earnings Release and Supplemental Information — page 41